SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 30, 2005

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 315-9040
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2005, we completed an acquisition of American Fiber Network, Inc. (“AFN”), a licensed competitive local exchange carrier (CLEC) and long distance provider based in Kansas City, Kansas. We paid $1,500,000 of cash consideration and issued 10,000,000 shares of our common stock, for all of the outstanding shares of AFN. As a result of the acquisition, we acquired certain plant, equipment or other physical property that AFN used in its business and we intend to continue such use.

A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 9.01(c) of this report.

Item 9.01. Financial Statements and Exhibits.

The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding stock of AFN no later than 71 days after the date that this report on Form 8-K must be filed.

(c)	Exhibits Furnished.

2.1	Agreement and Plan of Merger, dated June 30, 2005.
4.1	Registration Rights Agreement, dated June 30, 2005.
99.1	Press Release, dated June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: July 6, 2005